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                                                                    Exhibit 8.1

                  JONES, DAY, REAVIS & POGUE
                    599 Lexington Avenue
                  New York, New York  10022

                            March 2, 1994

National City Corporation
National City Center
1900 E. Ninth Street
Cleveland, Ohio 44114-3484

            Re:  Shelf Registration of $500,000,000
                 Senior, Subordinated and/or Convertible
                 DEBT SECURITIES ON FORM S-3

Dear Sirs:

     We have acted as special United States tax counsel for National City Corporation (the "Company") in connection with the registration of $500,000,000 of its debt securities which may be offered as senior unsecured debt securities, subordinated unsecured debt securities and/or convertible subordinated debt securities (collectively the "Debt Securities"), in amounts, at prices and on terms to be determined at the time of sale, as more fully described in the Prospectus (the "Prospectus") included in the Company's Registration Statement on Form S-3 under the Securities Act of 1933, Registration No. 33-39480 (the "Registration Statement"). You have requested our opinion whether the discussion in the Prospectus under the caption "United States Taxation" is an accurate summary of the principal United States federal income tax consequences of ownership of the Debt Securities.

     For purposes of our opinion, we have examined the Prospectus and the Registration Statement and such other records, documents and instruments, and have considered such matters of law, as in our judgment were necessary or appropriate. In addition, we have assumed that the facts set forth in the Prospectus are accurate. Any change in those facts or any change of law after the date hereof could adversely affect our opinion.

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National City Corporation
March 2, 1994
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     Subject to the foregoing, we are of the opinion that the statements of law contained in the Prospectus under the caption "United States Taxation" are correct.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the captions "United States Taxation" and "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                       Very truly yours,




                                       Jones, Day, Reavis & Pogue